Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • September 2018



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste. 600
Chicago, IL 60661

Market Commentary: September 2018

Currencies: The U.S. dollar weakened slightly on renewed trade war worries. The Canadian dollar strengthened, boosted by higher oil prices and on optimism a deal with the United States to renew the NAFTA trade pact would be reached. The British pound strengthened on hopes of progress in Brexit negotiations. The Japanese yen weakened on continued trade war fears and rising global bond yields.

Energy: Crude oil prices moved to multi-month highs as U.S. sanctions against Iran, indications OPEC may not boost future output, and lower inventories combined to raise oil prices. Natural gas prices rose on lower inventories.

Equities: Global equity markets were mixed, with the U.S. and Japanese markets rising while the Chinese and European markets fell. The Nikkei Index reached a 27-year high on a weaker yen and earnings optimism. U.S. markets moved higher on strong economic data.

Fixed Income: Global fixed income markets moved lower as global central banks continued to normalize monetary policy. European fixed income markets declined on strong economic data and optimism surrounding Brexit negotiations. U.S. fixed income markets also declined as the Federal Reserve announced it may increase the number of future rate adjustments before ending the monetary policy tightening cycle.

Grains/Foods: Corn and soybean markets rose on higher than expected export sales. Wheat markets fell after Russia stated it will not restrict exports and the USDA reported higher than expected output for 2018. Coffee markets rose over four percent as exports dropped sharply year over year. Cocoa markets declined over 11% as beneficial weather conditions led to expectations of larger crop yields. Sugar prices declined on elevated supplies.

Metals: Gold prices declined as positive U.S. economic data supported the Federal Reserve's plan for steady interest rate hikes. Copper prices rose as trade worries eased after tariffs announced were set at lower-than-expected rates.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.89%	-11.74%	-1.13%	1.08%	-3.19%	1.98%	0.20%	0.01%	-0.67%				**-6.48%**
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%	6.89%	-0.98%	-0.18%	**-3.12%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.83%	-11.79%	-1.19%	1.02%	-3.24%	1.92%	0.14%	-0.04%	-0.72%				**-6.94%**
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%	6.83%	-1.03%	-0.23%	**-3.75%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**

2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.98%	-11.49%	-0.96%	1.25%	-3.02%	2.15%	0.37%	0.19%	-0.49%				**-5.01%**
2017	-2.33%	3.82%	-1.89%	-1.52%	-0.47%	-3.96%	0.51%	2.80%	-3.77%	7.07%	-0.80%	-0.01%	**-1.10%**
2016	4.25%	3.04%	-2.63%	-1.87%	-1.95%	5.12%	2.10%	-2.98%	-1.83%	-3.47%	-0.52%	2.39%	**1.14%**
2015	2.89%	-0.06%	0.50%	-3.83%	-1.29%	-4.47%	2.50%	-5.99%	3.26%	-2.13%	3.61%	-5.53%	**-10.66%**
2014	-4.61%	1.37%	-2.68%	0.29%	1.07%	0.70%	-0.72%	4.34%	2.39%	0.75%	5.03%	0.71%	**8.55%**
2013	1.64%	-2.70%	1.39%	1.17%	-2.67%	-2.93%	-0.07%	-2.06%	-0.70%	1.78%	2.36%	1.04%	**-1.95%**

2009	2010	2011	2012
-3.55%	5.73%	-11.45%	-4.26%

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.97%	-11.09%	-0.92%	1.30%	-2.98%	2.20%	0.42%	0.23%	-0.45%				**-4.28%**
2017	-2.29%	3.75%	-1.81%	-1.46%	-0.41%	-3.85%	0.56%	2.85%	-3.72%	7.12%	-0.77%	-0.03%	**-0.62%**
2016	4.37%	3.17%	-2.40%	-1.85%	-2.27%	6.02%	2.16%	-2.96%	-1.78%	-3.37%	-0.46%	2.42%	**2.51%**
2015	2.96%	-0.01%	0.55%	-3.83%	-1.29%	-4.45%	2.48%	-6.05%	3.25%	-2.11%	3.54%	-5.56%	**-10.64%**
2014	-4.61%	1.37%	-2.66%	0.34%	1.13%	0.74%	-0.68%	4.28%	2.37%	0.79%	5.32%	0.79%	**9.14%**
2013	1.67%	-2.65%	1.45%	1.20%	-2.63%	-2.85%	-0.02%	-2.02%	-0.65%	1.75%	2.36%	1.14%	**-1.44%**

2009	2010	2011	2012
-4.64%	2.56%	-11.43%	-3.55%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.81%	-11.23%	-1.06%	1.15%	-3.12%	2.05%	0.27%	0.10%	-0.59%				**-5.53%**
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%	6.97%	-0.91%	-0.17%	**-2.34%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**

2009	2010	2011	2012
-6.04%	0.68%	-13.05%	-5.19%

A, B and Legacy Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	12%	23%	27%	10%	9%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
September
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	12%	23%	27%	10%	9%

Sector Positions at Month-End


Commodities 31%
Financials 69%
Energy 12%
Grains 10%
Metals 9%
Currencies 19%
Equities 23%
Fixed Income 27%
Oct 17
Nov 17
Dec 17
Jan 18
Feb 18
Mar 18
April 18
May 18
June 18
July 18
Aug 18
Sep 18
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.20%	3.61%	7.06%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - September 2018	
Total Fund Assets (A,B, Legacy, Global)	$86M
12-Month Return	-1.19%
Average 12-Month Return	12.66%
36-Month Cumulative Return	-14.33%
60-Month Cumulative Return	-11.96%
Compounded Annualized ROR	8.91%
3-Year Compounded Annualized ROR	-5.02%
5-Year Compounded Annualized ROR	-2.52%
10-Year Compounded Annualized ROR	-3.77%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 5/18)	-38.37%
Average 1-month Gain	5.64%
Average 1-month Loss	-3.91%
# of Winning Months	182
# of Losing Months	175

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] Oct 2008 - September 2018		
↑↓	Moved in Opposite Directions	45%
↑↑	Positive Results for Both	36%
↓↓	Negative Results for Both	19%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.